Exhibit 99.1
FOR IMMEDIATE RELEASE
AMB PROPERTY CORPORATION(R) ANNOUNCES PRICING OF COMMON STOCK OFFERING
SAN FRANCISCO, April 7, 2010 – AMB Property Corporation(R) (NYSE: AMB), a leading global owner, operator and developer of industrial real estate, today announced the pricing of its public offering of 15,800,000 shares of its common stock at a price of $27.50 per share. The company has granted the underwriters an option to purchase up to an additional 2,370,000 shares to cover over-allotments, if any. The company expects to receive net proceeds from the offering of approximately $416.4 million after deducting underwriting discounts and commissions and estimated transaction expenses of approximately $18.1 million (or approximately $479.0 million if the underwriters exercise their over-allotment in full). Morgan Stanley, J.P. Morgan and BofA Merrill Lynch are acting as joint bookrunners for the offering. Subject to customary conditions, the offering is expected to close on or about April 12, 2010.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
A copy of the final prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Phone: +1 866 718 1649 (toll free), email: prospectus@morganstanley.com; J.P. Morgan Securities Inc., Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Phone: +1 866 803 9204; or BofA Merrill Lynch, Attention: Preliminary Prospectus Department, 4 World Financial Center, New York, NY 10080, email: prospectus.requests@ml.com.
AMB Property Corporation.(R) Local partner to global trade.(TM)
AMB Property Corporation® is a leading owner, operator and developer of global industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2009, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 155.1 million square feet (14.4 million square meters) in 47 markets within 14 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio comprises High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Some of the information included in this press release contains forward-looking statements, such as statements related to the offering and the issuance and sale of common stock (including the expected timing of closing of the offering), and the availability of a final prospectus supplement, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking
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statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in the forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting, “ “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this press release or as of the dates indicated in the statements. All of our forward-looking statements are qualified in their entirety by this statement. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements contained in this press release: any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, any suspension or limitation of trading in securities generally or in any of the securities of AMB by the SEC, by any exchange that lists such securities or in any over-the-counter market, any declaration by any governmental authority of a general banking moratorium, any financial market fluctuations, actual or perceived changes in general economic conditions, global trade or in the real estate sector, inflation risks, an actual or perceived downturn in the U.S., California or global economy, and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2009.
SOURCE: AMB Property Corporation
AMB CONTACT:
Tracy A. Ward
Vice President, IR & Corporate Communications
Direct +1 415 733 9565
Email tward@amb.com